UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 24, 2008

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

      (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment
      of Principal Officers

(d) At a meeting on July 24, 2008, the Board of Directors of the Company elected Vince J. Smith as a new Class I director, effective on August 21, 2008.  Mr. Smith was also appointed, effective August 21, 2008, to serve on the Compensation Committee and the Directors and Corporate Governance Committee of the Company’s Board of Directors.  A copy of the press release announcing the election of Mr. Smith is attached as Exhibit 99.1 and incorporated herein by reference.

No arrangement or understanding exists between Mr. Smith and any other person or persons pursuant to which he was elected as a director.  Neither Mr. Smith nor any member of his immediate family is a party to any transactions or proposed transactions with the Company.

Item 9.01.                     Financial Statements and Exhibits

(d) Exhibit No.	Exhibit
99.1	Press Release, announcing election of Vince J. Smith as a director, dated July 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:           /s/ George H. Pain
                        Name:      George H. Pain
                        Title:        Vice President, General Counsel and Secretary

Date:  July 28, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release, announcing election of Vince J. Smith as a director, dated July 28, 2008.